UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2020

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 21, 2020, Curis, Inc. (the “Company”) entered into a loan agreement with Silicon Valley Bank (“SVB”) under the Small Business Administration (the “SBA”) Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”) for a loan of $890,779 (the “Loan”). On April 22, 2020, the Company received the Loan proceeds, which the Company plans to use for covered payroll costs in accordance with the relevant terms and conditions of the CARES Act.

The promissory note, dated April 21, 2020, issued by the Company for the Loan (the “Promissory Note”), has a two-year term, matures on April 21, 2022, provides for an interest rate of 1% per annum and is subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act.

In accordance with the terms of the Promissory Note, there shall be no payments due under the Loan during the six-month period beginning on the date of the Promissory Note (the “Deferral Period”). However, interest will accrue during the Deferral Period. The Company will begin making monthly principal and interest payments on November 21, 2020. The Company may prepay the Loan at any time without payment of penalty or premium. The Promissory Note provides for customary events of default, including, among others, those relating to the Company’s failure to make payment when due or otherwise comply with the terms of the Loan; bankruptcy; material misrepresentations or failures to disclose material facts to SVB or the SBA; failure to pay taxes when due; adverse changes in the Company’s business that SVB believes may materially affect its ability to repay the Promissory Note; the Company’s default on other loans, if any, with SVB; the Company’s default on any loan or agreement with another lender, if SVB believes it may materially affect the Company’s ability to repay the Promissory Note; the Company’s reorganization, merger or other change in ownership or business structure without SVB’s prior written consent; or the Company’s becoming the subject of a civil or criminal action that SVB believes may materially affect its ability to repay the Promissory Note. If an event of default occurs, SVB may, among other things, require the immediate repayment of all amounts outstanding under the Promissory Note, collect all amounts owing from the Company, or file suit and obtain judgment against the Company.

According to the terms of the PPP, all or a portion of a loan under the PPP may be forgiven if all employees are kept on the payroll for eight weeks after the date of such loan and the proceeds of such loan are used for payroll, rent, mortgage interest, or utilities. Forgiveness is also based on the employer maintaining or quickly rehiring employees and maintaining salary levels. Forgiveness will be reduced if full-time headcount declines, or if salaries and wages decrease.

The Company may apply for forgiveness of the Loan. The Loan may be forgiven in part or in full if the Loan proceeds are used for covered payroll costs, rent and utilities, provided that such amounts are incurred during the eight-week period that commenced on April 22, 2020, employee and compensation levels are maintained, and at least 75% of the Loan proceeds has been used for covered payroll costs. Any forgiveness of the Loan will be made in accordance with SBA requirements and subject to approval by SVB. No assurance can be provided that the Company will obtain forgiveness of the Loan in whole or in part. The Company will remain responsible for amounts due under the Promissory Note that are not forgiven, together with interest accrued and unpaid thereon at the rate set forth above. Interest payable on the Loan may be forgiven only if the SBA agrees to pay such interest on the forgiven principal amount of the Loan. There is no assurance that any interest payable on the Note will be forgiven in whole or in part.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 24, 2020, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has been provided an initial period of 180 calendar days to regain compliance. However, given the extraordinary market conditions in the financial markets, Nasdaq has determined to toll the compliance period for the bid price requirement through June 30, 2020. The compliance period is scheduled to resume on July 1, 2020 and the Company will have 180 calendar days, or until December 28, 2020 (the “Compliance Date”), to regain compliance with the Bid Price Rule. If, at any time before the Compliance Date, the bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to the Company that it complies with the Bid Price Rule, unless the Staff exercises its discretion to extend this 10 day period pursuant to Nasdaq Listing Rule 5810(c)(3)(G).

If the Company does not regain compliance with the Bid Price Rule by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to transfer the listing of its common stock to the Nasdaq Capital Market, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market, with the exception of its bid price requirement. To effect such a transfer, the Company would also need to pay an application fee to Nasdaq and provide written notice to the Staff of its intention to cure the deficiency during the additional compliance period.

If the Company does not regain compliance with the Bid Price Rule by the Compliance Date and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company that its common stock may be delisted. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (“Panel”). The Company expects that its stock would remain listed pending the Panel’s decision. However, there can be no assurance that, if the Company does appeal the delisting determination by the Staff to the Panel, that such appeal would be successful.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Bid Price Rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: April 27, 2020	By:	/s/ William E. Steinkrauss
William E. Steinkrauss Chief Financial Officer